POWER OF ATTORNEY

The undersigned does hereby constitute and appoint each of Michael E. Carr, Jr., Karleen M. Finnegan, Mary E. Barrazotto, Nancie Oliver Mauffray, Laura H. Pulliam, and Mary C. Garris, or any of them signing singly, and with full power of substitution, re-substitution and delegation, the undersigned’s true and lawful attorney-in-fact (each of such persons and their substitutes and delegees being referred to herein as the “Attorney-in-Fact”) to:

1.Take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (“SEC”) utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system, which actions may include (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system;

2.Prepare, execute and submit to the SEC, Brown-Forman Corporation (the “Company”), and/or any national securities exchange on which the Company’s securities are listed any and all reports (including any amendments thereto) the undersigned is required to file with the SEC, or which the Attorney-in-Fact considers it advisable to file with the SEC, under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933 (“Rule 144”), including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144 (all such forms, schedules and other documents being referred to herein as “SEC Filings”);

3.Submit and file SEC Filings with the SEC utilizing the EDGAR system or cause them to be submitted and filed by a person appointed under Section 5 below;

4.File, submit or otherwise deliver SEC Filings to any securities exchange on which the Company’s securities may be listed or traded;

5.Act as an account administrator for the undersigned’s EDGAR account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators; and

6.Obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the Company’s equity securities from any third party, including
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the Company and any brokers, dealers, advisors, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

The undersigned acknowledges that:

(a)This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

(b)Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

(c)Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned’s responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

(d)This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.

The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming each act that the Attorney-in-Fact, or the Attorney-in-Fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, Schedules 13D and 13G, or Forms 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of March, 2026.

/s/ James W. Peters Signature	James W. Peters Printed name

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